UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 19, 2020

TURNING POINT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37763	20-0709285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5201 Interchange Way, Louisville, KY 40229
(Address of principal executive offices)
(502) 778-4421
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPB	New York Stock Exchange

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2020, Turning Point Brands, Inc. (the “Company”) announced the appointment of Brittani Cushman as General Counsel successor. Mr. Dobbins, currently the Company’s Senior Vice President, General Counsel and Secretary, will terminate employment on October 31, 2020, following more than 20 years leading the Company’s legal and governance functions. In connection with the succession, the Company and Mr. Dobbins entered into a Release and Severance Agreement (the “Severance Agreement”), along with a Consulting Agreement (the “Consulting Agreement”) which is effective November 1, 2020.

The Severance Agreement provides that the Company will pay Mr. Dobbins the "Severance Benefits" as provided in the Employment Letter, dated as of November 23, 2015 (the "Employment Agreement"), i.e., the continuation of his current salary for one year and a severance bonus equal to the average of the annual cash bonuses received for the 24 months before separation, with the following modifications to the terms in the Employment Agreement: (i) any accrued, unused vacation will be paid following termination; (ii) COBRA premiums will be paid for 18 months for medical, dental, and vision coverage; (iii) Mr. Dobbins shall vest as of October 31, 2020, in outstanding stock option awards under the Company’s 2006 and 2015 Equity Incentive Plans (the “Equity Plans”), the options shall only become exercisable on the original vesting dates stated at grant of the options, and those options will continue to be exercisable until their original expiration date as if Mr. Dobbins’ employment continued; and (iv) Mr. Dobbins shall vest and be entitled to payment of any performance restricted stock units or similar awards under the Equity Plans, if any value is payable and on the same date as payable had employment continued, as and when therein required. The Company’s obligation to provide these payments and benefits is contingent on Mr. Dobbins’ non-revocation of the release set forth in the Severance Agreement.

Pursuant to the Consulting Agreement, Mr. Dobbins has agreed to provide his services in order to transfer relevant knowledge, provide interim support, and facilitate the transition of his work to others as well as continue to provide his insights on ongoing business, legal, and regulatory issues ("Services"). The Company will pay Mr. Dobbins in monthly increments at an annual rate of $100,000. The Consulting Agreement expires October 31, 2022. The Consulting Agreement provides that the terms of the non-competition clauses of the Employment Agreement are extended six months beyond the termination of the Consulting Agreement.

Item 7.01.	Regulation FD Disclosure.

On August 19, 2020, the Company issued a press release, attached as Exhibit 99.1, announcing the appointment of Brittani Cushman as General Counsel successor. Mr. Dobbins, currently the Company’s Senior Vice President, General Counsel and Secretary, will step down October 31, 2020. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits:

Exhibit No.	Description
99.1	Press release dated August 19, 2020 announcing the appointment of General Counsel successor
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Dated: August 19, 2020	By:	/s/ James Dobbins
James Dobbins
Senior Vice President, General Counsel and Secretary